Exhibit 10.19

                              PROMISSORY NOTE


$205,574                                     February 13, 1997


      FOR VALUE RECEIVED, the undersigned, FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Maker"), hereby promises to pay to TWO TWO FIVE NORTH MILITARY CORPORATION and PALM BEACH FINANCE AND MORTGAGE COMPANY, a Florida corporation (the "Payees"), the principal sum of Two Hundred Five Thousand Five Hundred Seventy Four Dollars ($205,574), together with interest on the outstanding principal balance hereunder accrued from the date hereof at the rate of nine percent (9%) per annum. All outstanding principal and accrued interest on this Note shall be payable on the earlier of 30 days from the date hereof or the completion of a financing by FCAF or any parent corporation of FACF in an amount in excess of $3 million.

     The following are Events of Default hereunder:

      (a) Any failure by the Maker to pay when due all or any principal or interest hereunder; or

     (b) If the Maker (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or
(iv) files a voluntary petition in bankruptcy, or (v)takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty (30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take  charge  of its affairs or assets or business and such appointment  is
not   vacated  or  discharged  within  thirty  (30)  days  thereafter,   or
(viii) takes any action in furtherance of any of the foregoing.

           The Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

     This Note shall be governed by the laws of the State of Florida.

      In the event that the Payees shall, after the occurrence of an Event of Default, turn this Note over to an attorney for collection, the Maker shall further be liable for and shall pay to the Payees all collection costs and expenses incurred by the Payees, including reasonable attorneys' fees and expenses.


                              FIRST CHOICE AUTO FINANCING, INC.


                              By:  /s/  J. Neal Hutchinson, Jr.

                              As its:   Asst. Vice President